UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017 (May 2, 2017)

MIRAGEN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder, CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-5952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 2, 2017, Miragen Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a fifth amendment (the “Amendment”) to that certain license and collaboration agreement (the “Servier Agreement”) between the Company and Les Laboratoires Servier and the Institut de Recherches Servier (“Servier”).

Among other things, the Amendment removes the three existing targets under the Servier Agreement and adds a new target, microRNA-92, and provides Servier with (i) an exclusive license to research, develop, and commercialize MRG-110, the Company’s product candidate that targets microRNA-92 for the treatment of diseases through revascularization, in all countries, other than the United States and Japan where the Company retains all rights, as if microRNA-92 were an original target under the Servier Agreement, and (ii) the right to obtain such an exclusive license for another target to be named by Servier no later than September 30, 2019. Additionally, the Amendment extends the term of the research collaboration between the Company and Servier until September 30, 2019 or the date of completion of the agreed upon research activities, whichever is later. Under the terms of the Amendment, Servier agreed to reimburse the Company for a specified amount of the costs associated with the manufacture and production of the MRG-110 drug product when the drug product is delivered and ready for use, and the Company agreed to be responsible for a specified amount of the pre-Phase 3 costs that it incurs under the Servier Agreement in the third quarter of 2017. Servier also agreed to pay the Company a one-time milestone at a specified amount upon the earlier of the completion of a specified development goal or November 15, 2017.

As a result of the Amendment, Servier’s rights to the three removed targets and product candidates directed to such removed targets are terminated and returned to the Company.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment. The Company anticipates filing a copy of the Amendment with its periodic report on Form 10-Q for the quarter ended June 30, 2017.

On May 3, 2017, the Company issued a press release announcing the effectiveness of the Amendment. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated May 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Miragen Therapeutics, Inc.

Dated: May 3, 2017	By:	/s/ William S. Marshall
William S. Marshall, Ph.D.
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 3, 2017.